UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2015

Alliance BioEnergy Plus, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54942	45-4944960

(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation)		Identification No.)

400 North Congress Avenue, Suite 130, West Palm Beach, FL		77057
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 607-3555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

On July 29, 2015, Alliance BioEnergy Plus, Inc. (the “Company”) entered into two agreements with Renewable Resources Development of America, LLC (“RRDA”) related to the development of facilities by RRDA in North and South America which will utilize the Company’s Cellulose to Sugar (“CTS”) technology. RRDA is engaged in construction and finance of facilities for municipal solid waste recovery and plastics, metals and paper recycling, chemical extraction from ore for manufacturing and cellulose material conversion into sugars for manufacture of bio-fuels, bio-plastics and other products. In connection with its business plan, RRDA is developing facilities using cellulose conversion technology.

In this regard, the Company and RRDA entered into a Non-Exclusive Development Agreement (“Development Agreement”) pursuant to which RRDA will utilize the CTS technology in the plants it develops. Under the Development Agreement, the Company would license its intellectual property to RRDA and provide certain consulting and educational services to RRDA. The specific terms of the license have yet to be determined. It is currently RRDA’s plan to develop up to 56 plants

In addition, the Company and RRDA simultaneously entered into a Finance Agreement (“Finance Agreement) pursuant to which the Company would receive $4 million cash in exchange for the following: (a) RRDA shall receive a number of shares of Company Common Stock such that at the closing of the financing RRDA would own ten percent (10%) of the number of issued and outstanding shares of the Common Stock of the Company; (b) RRDA would receive a Warrant to purchase two (2) million shares of Company Common Stock on terms to be agreed; (c) the license fee payable to the Company on account of the first plant being developed by RRDA in Georgia would be waived and (d) RRDA will designate two (2) persons to be appointed to the Company’s Board of Directors.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 7, 2015, the Company entered into a six (6) month promissory note with St. George Investments, LLC with a face amount of $265,000 less an original issue discount of $65,000. This note does not accrue interest, however if the note is paid back within the first ninety (90) days, then $235,000 is due; if the note is paid back between day ninety-one (91) and one hundred thirty-five (135) then $250,000 is due; between day one hundred thirty-six (136) and one hundred eighty (180) the full balance of $2650,000 is due. In the event of default, the note shall bear interest at the lesser of the rate of eighteen percent (18%) per annum or the maximum rate permitted by law compounding daily. In addition, a ten percent (10%) broker commission was paid to Wellington Shields & Co. LLC.

On July 10, 2015, the Company entered into a Convertible Debenture with JSJ Investments, Inc. with a principal balance of $150,000 due on or before January 10, 2016. The note accrues interest at a rate of twelve percent (12%) per annum and is convertible into the Company’s common stock one hundred eighty (180) days after the maturity date, in whole or in part at the option of the holder at a conversion price equal to the lower of $0.24 or the lowest trading day price during the twenty (20) trading days preceding the conversion date, less a forty-five percent (45%) discount. The note also carries a payment premium, wherein if the note is paid before the ninetieth (90) day, then a premium of one hundred thirty percent (130%) in addition to outstanding interest is due. If paid between day ninety-one (91) and one hundred twenty (120) the premium increases to one hundred forty percent (140%) and if paid between day one hundred twenty-one and the maturity date, then the premium increases to one hundred forty-five percent (145%). After the maturity date, the note cannot be repaid without the holder’s consent and the payment premium increases to one hundred fifty percent (150%). Upon and event of default or after the maturity date, the interest rate shall adjust to eighteen percent (18%) per annum and compound quarterly. In addition, a ten percent (10%) broker commission was paid to Wellington Shields & Co. LLC.

On July 10, 2015 the Company entered into a Secured Convertible Debenture with Group 10 Holdings, LLC with a principal balance of $275,000, less a ten percent (10%) original issue discount and is due on or before July 10, 2016. Group10 Holdings, LLC was granted a security interest in the South African agreement sub-licensed by AMG Energy Group. This note accrues interest at a rate of twelve percent (12%) per annum and is convertible into the Company common stock one hundred eighty (180) days after the issuance date in whole or in part at the option of the holder at a conversion price equal to forty-two cents ($0.42); provided, however, that if the closing price is less than forty cents ($0.40) for any three (3) consecutive trading days, then the conversion price shall adjust to the lowest trading day price during the thirty-five (35) trading days prior, less a forty-five percent (45%) discount. Repayment of the note includes a prepayment penalty if the note is paid back within the first one hundred eighty (180) days and cannot be repaid after day one hundred eighty (180) without the holders consent. The prepayment penalty if paid back within the first ninety (90) days is equal to one hundred five percent (105%) of the principal balance; paid between day ninety-one (91) and day one hundred twenty (120) the prepayment penalty is equal to one hundred fifteen percent (115%) of the principal balance; paid between day one hundred twenty-one (121) and day one hundred seventy-nine (179) the prepayment penalty increases to one hundred twenty-five percent (125%) of the principal balance. In addition, a ten percent (10%) broker commission was paid to Wellington Shields & Co. LLC. The agreement also provides for future debentures, to be issued over the course of the next three (3) quarters under the same terms up to a maximum aggregate principal balance of one million one hundred thousand dollars ($1,100,000).

On July 27, 2015, the Company repaid its January 23, 2015 convertible debenture held by KBM Worldwide, Inc. The total amount paid was $123,642, which represented an $89,000 principal balance and $34,642 in interest and penalties.

On July 27, 2015, the Company entered into a Convertible Debenture with Adar Bays, LLC with a principal balance of $100,000 due on or before March 27, 2016. The note accrues interest at a rate of eight percent (8%) per annum and is convertible into the Company’s common stock commencing on the 6 month anniversary of the note, in whole or in part at the option of the holder at a conversion price equal to sixty percent (60%) of the lowest trading day price during the twenty (20) trading days preceding the conversion date. The note also carries a payment premium, wherein if the note is paid before the ninetieth (90) day, then a premium of one hundred thirty-five percent (135%) in addition to outstanding interest is due. If paid between day ninety-one (91) and one hundred fifty-one (151) the premium increases to one hundred forty percent (140%) and if paid between day one hundred fifty-two (152) and the maturity date, then the premium increases to one hundred forty-five percent (145%). After the maturity date, the note cannot be repaid without the holder’s consent and the payment premium increases to one hundred fifty percent (150%). Upon and event of default or after the maturity date, the outstanding principal due shall increase by ten percent (10%) and the interest rate shall adjust to twenty-four percent (24%) per annum. In addition, a ten percent (10%) broker commission was paid to Wellington Shields & Co. LLC.

On July 27, 2015, the Company entered into a Convertible Debenture with Union Capital, LLC with a principal balance of $100,000 due on or before March 27, 2016. The note accrues interest at a rate of eight percent (8%) per annum and is convertible into the Company’s common stock commencing on the 6 month anniversary of the note, in whole or in part at the option of the holder at a conversion price equal to sixty percent (60%) of the lowest trading day price during the twenty (20) trading days preceding the conversion date. The note also carries a payment premium, wherein if the note is paid before the ninetieth (90) day, then a premium of one hundred thirty-five percent (135%) in addition to outstanding interest is due. If paid between day ninety-one (91) and one hundred fifty-one (151) the premium increases to one hundred forty percent (140%) and if paid between day one hundred fifty-two (152) and the maturity date, then the premium increases to one hundred forty-five percent (145%). After the maturity date, the note cannot be repaid without the holder’s consent and the payment premium increases to one hundred fifty percent (150%). Upon and event of default or after the maturity date, the outstanding principal due shall increase by ten percent (10%) and the interest rate shall adjust to twenty-four percent (24%) per annum. In addition, a ten percent (10%) broker commission was paid to Wellington Shields & Co. LLC.

On July 27, 2015, the Company entered into a Convertible Debenture with LG Capital Funding, LLC with a principal balance of $105,000 due on or before March 27, 2016. The note accrues interest at a rate of eight percent (8%) per annum and is convertible into the Company’s common stock commencing on the 6 month anniversary of the note, in whole or in part at the option of the holder at a conversion price equal to sixty percent (60%) of the lowest trading day price during the fifteen (15) trading days preceding the conversion date. The note also carries a payment premium, wherein if the note is paid before the ninetieth (90) day, then a premium of one hundred thirty-five percent (135%) in addition to outstanding interest is due. If paid between day ninety-one (91) and one hundred fifty-one (151) the premium increases to one hundred forty percent (140%) and if paid between day one hundred fifty-two (152) and the maturity date, then the premium increases to one hundred forty-five percent (145%). After the maturity date, the note cannot be repaid without the holder’s consent and the payment premium increases to one hundred fifty percent (150%). Upon and event of default or after the maturity date, the outstanding principal due shall increase by ten percent (10%) and the interest rate shall adjust to twenty-four percent (24%) per annum. In addition, a ten percent (10%) broker commission was paid to Wellington Shields & Co. LLC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance BioEnergy Plus, Inc.

/s/ Daniel de Liege
By:
Name: Daniel de Liege
Title: President

Dated: July 31, 2015